UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2005

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-108780	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)

(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

      Hines Real Estate Investment Trust, Inc. (“Hines REIT”) announces the acquisition by Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), of an office property located in Chicago, Illinois. The sole real estate investment of Hines REIT is a 13.87% non-managing general partner interest in the Core Fund. The Core Fund is an investment vehicle organized in August 2003 by Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. Both the Core Fund and Hines are affiliates of Jeffrey C. Hines, Chairman of the Board of Directors of Hines REIT. On March 22, 2005, Hines 70 West Madison LP, an indirect subsidiary of the Core Fund, completed the purchase of Three First National Plaza, located at 70 West Madison Street in Chicago, Illinois. The Core Fund now holds interests in a portfolio of nine properties.

      Three First National Plaza was completed in 1981 and consists of a fifty-seven story west tower, a twelve-story east tower and a nine-story atrium. The building, designed by Skidmore, Owings & Merrill LLP contains 1,439,367 square feet of rentable area and is approximately 89.0% leased. Bell, Boyd & Lloyd, LLC leases approximately 176,607 square feet, or 12.3% of the rentable area of the building. Bell, Boyd & Lloyd is a national law firm with offices in Chicago and Washington, D.C. Bell, Boyd & Lloyd’s lease expires in December 2017. No other tenant leases more than 10% of the building’s rentable area.

      Three First National Plaza was acquired from Madison Two Associates. The aggregate purchase price of Three First National Plaza was approximately $245,300,000, including transaction costs, financing fees and working capital reserves. An affiliate of Hines owns a 4.47% interest in Madison Two Associates; however, the purchase price was applied to mortgage debt securing Three First National Plaza and no proceeds were distributed to the affiliate of Hines with respect to its interest in Madison Two Associates. The acquisition was funded by (i) cash proceeds contributed to the Core Fund by affiliates of Hines and third-party institutional investors and (ii) proceeds from mortgage financing totaling $141,000,000 secured by Three First National Plaza and the underlying real property. The purchase price for this acquisition was determined through negotiations between the seller and the advisor of the Core Fund. The Company will pay no fees or compensation to the Core Fund, its general partner or advisor in connection with the Core Fund’s acquisition of Three First National Plaza. In connection with this acquisition, we expect third-party investors in the Core Fund will pay an affiliate of Hines advising the Core Fund acquisition fees totaling up to approximately $1.4 million.

Item 9.01 Financial Statements and Exhibits.

      To be filed by amendment. The registrant hereby undertakes to file the financials statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than 75 calendar days after March 22, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
March 28, 2005	By:	/s/ Sherri W. Schugart
Sherri W. Schugart
Chief Financial Officer